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                                                                       Exhibit 7

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is entered into as of November 10, 1994, by and between Chase Brass Industries, Inc., a Delaware corporation (the "Company"), Citicorp Venture Capital Ltd. ("CVC"), and Martin
V. Alonzo ("Alonzo") (collectively, the "Stockholders").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company has agreed to grant certain registration rights to the Stockholders with respect to the 1,504,752 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), currently held by the Stockholders and the 4,100,079 shares of Common Stock issuable pursuant to 4,100,079 shares of the Company's nonvoting common stock, par value $.01 per share (the "Nonvoting Common Stock"), currently held by CVC.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.
          -----------

          "Commission" means the Securities and Exchange Commission or any other
           ----------
Federal agency at the time administering the Securities Act.

          "Demand Registration" means the registration of a Registrable Security
           -------------------
pursuant to the terms and provisions of Section 2(a) hereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Holder" means any CVC, Alonzo, and, subject to Section 10(f), any
           ------
assignee or transferee of a Registrable Security initially held by CVC or Alonzo, which assignee or transferee expressly is granted rights as a Holder under this Agreement by CVC and/or Alonzo at the time of such transfer.

          "Indemnified Party" means a party who is to be indemnified pursuant to
           -----------------
Section 7 hereof.

          "Indemnifying Party" means a party who shall indemnify an Indemnified
           ------------------
Party pursuant to Section 7 hereunder.

          "Inspectors" has the meaning set forth in Section 5(h) hereof.
           ----------
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          "Piggy-back Registration" means the registration of a Registrable
           -----------------------
Security pursuant to the terms and provisions of Section 3 hereunder.

          "Pro Rata Basis" means a pro rata allocation based on the number of
           --------------
shares of Common Stock requested to be included in a registered offering pursuant to this Agreement.

          "Records" has the meaning set forth in Section 5(h) hereof.
           -------

          "Registrable Security" means the shares of Common Stock currently held
           --------------------
by CVC and Alonzo and the shares of Common Stock issuable pursuant to the shares of Nonvoting Common Stock held by CVC, and any and all securities of the Company issued or issuable with respect to such shares by way of a dividend, reclassification, stock split, or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been disposed of pursuant to such effective registration statement,
(ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

          "Registration Expenses" means those expenses associated with any
           ---------------------
registration statement filed hereunder, as described in Section 6.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Shelf Registration" means the registration of a Registrable Security
           ------------------
pursuant to the terms and provisions of Section 2(c) hereunder.

          "Term" means that period of time as set forth in subsection 10(b).
           ----

          "Underwriter" means a securities dealer which purchases any
           -----------
Registrable Securities as principal and not as part of such dealer's market-making activities.

     2.   Demand Registration.
          -------------------

          (a)  Request for Registration.  At any time after 180 days after the
               ------------------------
date hereof, CVC and/or Alonzo may make a written request ("Demand Notice") for
                                                            -------------
registration under the Securities Act (a "Demand Registration") of all or part
                                          -------------------
of their respective Registrable Securities. Each Demand Notice will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within ten days after receipt of each Demand Notice, the Company will give written notice of the Company's receipt of such Demand Notice to all other Holders of Registrable Securities who have rights under this Agreement, and such Holders will be given the opportunity to participate in such Demand Registration. Subject to Section 2(d) hereof, the Company will include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the delivery to the applicable Holders of the Company's notice. Each such Holder's request also will specify the number of Registrable Securities to be registered and the intended method of disposition thereof; provided, however, that the
                                                --------  -------
Majority Demanding Holder (as hereinafter defined) shall determine the type of offering with respect to Registrable Securities included in that Demand Registration. In addition, Demand Registrations shall be on such appropriate registration form of the Commission as the Company shall determine.

          (b)  Limitation on Demand Registration.  The Company shall not be
               ---------------------------------
obligated to effect any more than two Demand Registrations on behalf of CVC or one Demand Registration on behalf of Alonzo at any time during the Term when the Company is not eligible to use a Form S-3 or Form S-2 registration statement (or, in each case, any successor forms promulgated under the Securities Act) and there shall be no limitation on the number of times that a Demand Registration may be requested pursuant to this Section 2 at any time during the Term when the Company is eligible to use a Form S-3 or Form S-2 registration statement (or, in each case, any successor forms promulgated under the Securities Act). Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to honor any Demand Notice requesting a Demand Registration, or otherwise cause a Demand Registration to become effective, hereunder if:

               (i) the Demand Notice is delivered to the Company during the period beginning 90 days before the effective date of a Demand Registration (other than a Shelf Registration) that is being effected pursuant to a previously delivered Demand Notice and in which such requesting Holders were entitled to participate with respect to all Registrable Securities requested to be included therein and ending (A) if such Demand Registration is an underwritten offering, 180 days after the closing date of any such offering and
(B) if such Demand Registration is not an underwritten offering, 90 days after the closing date of any such offering; or

               (ii) the Demand Notice is delivered to the Company during the period commencing 90 days before the effective date of a registration statement pursuant to which the Company is offering shares of any class of equity securities of the Company in an underwritten offering and ending 120 days after the closing date of any such offering.

     Notwithstanding the provisions of Section 2(a), no Holder (including CVC and Alonzo) may request a Shelf Registration unless the total number of securities to be included in the Shelf Registration shall constitute at least
(i) in the case of a request by Alonzo, or any assignee of Alonzo, 2% of the outstanding Common Stock or (ii) in the case of CVC, or any assignee of

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CVC, 5% of the outstanding Common Stock, in each case after giving effect to the full conversion of all shares of Nonvoting Common Stock.

          (c)  Effective Registration, and Expenses.  Upon receipt of a written
               ------------------------------------
request for a Demand Registration, the Company will (i) take appropriate action, on a reasonable, timely basis, to prepare and file a registration statement covering the Shares requested to be included in such Demand Registration (subject to Section 2(e) below) and (ii) use its best efforts to cause each Demand Registration to become effective under the Securities Act and thereafter to keep it effective wider the Securities Act for a period of 120 days (subject to extension pursuant to Section 5 hereof); provided, however, that no Demand
                                            --------- -------
Registration may become effective under the Securities Act until 180 days after the date of this Agreement. A registration will not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective (unless CVC and/or Alonzo withdraw the Registrable Securities, in which case such demand will count as a Demand Registration unless CVC and/or Alonzo agree to pay all Registration Expenses (as hereinafter defined)), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to CVC or Alonzo and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of CVC and/or Alonzo. Except as set forth above, the Company will pay all Registration Expenses in connection with any Demand Registration as set forth in Section 6, whether or not it becomes effective.

     If any Demand Registration is requested to be a "shelf" registration pursuant to Rule 415 (or any successor thereto) under the Securities Act
("Shelf Registration") by the Majority Demanding Holder, the Company shall keep
  ------------------
the Registration Statement filed in respect thereof effective for a period of up to 270 days from the date on which the SEC declares such Registration Statement effective (subject to extension pursuant to Section 5 hereof) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

          (d)  No Piggyback on Demand Registrations.  Neither the Company nor
               ------------------------------------
any of its respective securityholders (other than the Holders of Registrable Securities in such capacity pursuant to Section 3 hereof) may include securities of the Company in any Demand Registration without the prior written consent of the Demanding Holder (as hereinafter defined) or, if more than one Demanding Holder, the Majority Demanding Holder (as hereinafter defined), and the Company shall not enter into any agreement providing any such right to any of its securityholders.

          (e)  Priority on Demand Registrations.  If the Holder(s) requesting a
               --------------------------------
Demand Registration ("Demanding Holder(s)") so requests (or if more than one
                      -------------------
Demand Holder, if the Demanding Holders owning a majority of the Registrable Securities requested to be included in the Demand Regulation by the Demanding Holders so requests (the "Majority Demanding Holders")), the offering of
                          --------------------------
Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering notify the Company that, in good faith, they are able to proceed with the proposed offering only with respect to a smaller number of shares of Registrable Securities proposed to be offered by the Demanding Holder, then the Company will include in such registration the total number of securities recommended by such managing Underwriter or Underwriters, and such amount shall be allocated (i) first, subject to any written agreement among the Demanding Holders, to and among the Demanding Holders on a Pro Rata Basis and (ii) second, to and among the other Holders requesting to participate in the Demand Registration pursuant to Section 3 hereof on a Pro Rata Basis.

          (f)  Selection of Underwriters.  If a Demand Registration is in the
               -------------------------
form of an underwritten offering, the Majority Demanding Holders shall select the managing Underwriter or Underwriters to be used in connection with the offering; provided, however, that such Underwriter or Underwriters must be
          --------- -------
reasonably satisfactory to the Company.

     3.   Piggy-Back Registration.
          -----------------------

          (a)  Request for Registration.  At any time after the date hereof, if
               ------------------------
the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any successor form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities or debt solely to the Company's existing security or debt holders) with respect to an offering of any class of equity securities by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to each Holder as soon as practicable (but in no event less than 20 days before the anticipated filing date). Such notice shall offer each Holder the opportunity to have all or any of the Registrable Securities held by such Holder included in the registration statement proposed to be filed or, at the Company's option, in a separate registration statement to be filed concurrently with such registration statement (the "Piggy-back Registration"). Within 10 days after receiving such notice, each Holder may make a written request to the Company that any or all of the Holder's Registrable Securities be included in the Piggy-back Registration, which notice shall specify the number of shares to be so included. Subject to Section 3(b) hereof, the Company shall include in the Piggy-back Registration (or in a separate registration statement filed concurrently therewith) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt by each Holder of the Company's notice. The Company may in its discretion withdraw any registration statement filed pursuant to this Section 3(a) subsequent to its filing without liability to the Holders except with respect to expenses. Any Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggy-back Registration at any time prior to the effective date of such Piggy-back Registration.

          (b)  Priority on Piggy-back Registration.  If any Piggy-Back
               -----------------------------------
Registration is to be an underwritten offering, the Company shall use its best efforts to cause the managing Underwriter or Underwriters to permit the shares of Registrable Securities requested by the

Holders of Registrable Securities ("Selling Piggy-back Holders") to be included
                                    --------------------------
in the Piggy-back Registration (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering notify the Company that, in good faith, they are able to proceed with the proposed offering only with respect to a smaller number of shares of Registrable Securities proposed to be offered by the Selling Piggy-back Holders, then (i) if such Piggy-back Registration is incident to a primary registration on behalf of the Company, then the amount of securities to be included in the Piggy-back Registration for any persons (other than the Company and the Selling Piggy-back Holders) shall first be reduced, and thereafter the Registrable Securities to be offered for the account of the Selling Piggy-back Holders shall be reduced or limited, subject to any written agreement among the Selling Piggy-back Holders, on a Pro Rata Basis so that the total number of securities to be included in the offering shall be the total number of securities recommended by such managing Underwriter or Underwriters and (ii) if such Piggy-back Registration is incident to a secondary registration on behalf of holders of securities of the Company (including pursuant to Section 2 hereof), the Company shall include in such registration statement (A) first, the number of securities of such person(s) on whose behalf the registration is being made (allocated among such persons as they may so determine, subject to Section 2(e), if applicable), (B) second, the number of Registrable Securities requested to be included in such registration pursuant to this Section 3 in excess of the securities such persons on whose behalf the registration is being made propose to sell that, in the opinion of such managing Underwriters, can be sold without materially and adversely affecting such offering, allocated among the Selling Piggy-back Holders, subject to any written agreement among the Selling Piggy-back Holders on a Pro Rata Basis, and (C) third, the number of securities requested to be included in such registration by the Company or by other persons pursuant to similar piggy-back registration rights (allocated among the Company and such persons as they may so determine).

     4.   Holdback Agreements.
          -------------------

          (a)  Restrictions on Public Sale by Holder of Registrable Securities.
               ---------------------------------------------------------------
Upon inclusion by the Company of any Holder's Registrable Securities in a registration statement filed pursuant to Sections 2 or 3 hereof, such Holder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 120 day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

          (b)  Restrictions on Public Sale by the Company.  The Company agrees
               ------------------------------------------
(i) that it shall not effect any public or private sale or distribution of securities of the nature of the Registrable Securities, or any securities convertible into or exchangeable or exercisable for securities of the nature of the Registrable Securities (except pursuant to a registration statement on Form S-4 or S-8 or any successor form that may be adopted by the Commission), during the

14 days prior to, and during the 120 day period beginning on, the effective date of any Demand Registration statement other than a Shelf Registration and
(ii) that any agreement entered into after the date hereof pursuant to which the Company agrees to issue any securities, the issuance of which is not registered under the Securities Act, shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in clause (i) above, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act; provided, however,
                                                            --------- -------
that the provisions of this subsection (b) shall not prevent the grant of options or similar rights to employees of the Company pursuant to the Company's 1994 Long-Term Incentive Plan.

     5.   Registration Procedures.
          -----------------------

     Subject to the other provisions and limitations contained in this Agreement, whenever any Holder has requested that any Registrable Securities be registered pursuant to Sections 2 or 3 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective under the Securities Act; provided, however, that, (i) at least five days before filing a registration
--------- -------
statement or prospectus or as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holder or Holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) after the filing of the registration statement, the Company will promptly notify each such Holder and such counsel of comments received from, or any stop order issued or threatened by, the Commission and take all reasonable actions required to respond to such comments or, as the case may be, prevent the entry of such stop order or to remove it if it has been entered;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period required by the terms hereof, which will terminate when all Registrable Securities covered by such registration statement have been sold or, in the case of Piggy-back Registrations pursuant to Section 3, for such time period as the Company shall determine in its sole discretion (but not before the expiration of the 90-day period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition as set forth in such registration statement;

          (c) furnish to each Holder of Registrable Securities covered by such registration statement, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to each such Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated or deemed to be incorporated therein by reference), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as each such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Holder of Registrable Securities covered by such registration statement reasonably (in light of each such Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary to enable each such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by each such Holder and keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is effective; provided, however,
                                                            --------- -------
that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or
(iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each Holder of Registrable Securities covered by the registration statement to consummate the disposition of such Registrable Securities; provided, however, that the Company will not be required to (i) qualify
--------- -------
generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction,

          (f) at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, (i) notify each Holder of Registrable Securities covered by the registration statement of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, (ii) prepare and file such supplement, amendment or any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) promptly make available to each such Holder any such supplement, amendment or other document;

          (g) enter into and perform customary agreements (including an underwriting agreement in customary form with the managing Underwriter or Underwriters, if any), use its best efforts to obtain any necessary consents in connection with any proposed registration and sale of Registrable Securities, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (h) make available for inspection by each Holder of Registrable Securities covered by the registration statement, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any such Holder or such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the reasonable judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by him as a result of such inspections shall be deemed confidential and shall not be used by him as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Holder further agrees that he will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (i) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as any Holder of Registrable Securities covered by the registration statement or the managing Underwriter or Underwriters may reasonably request;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon a reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act; and

          (k) if requested by the managing Underwriter or Underwriters, if any, or any Holder of Registrable Securities covered by the registration statement in connection with an underwritten offering pursuant to Sections 2 or 3 hereof, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, and/or any such Holder reasonable requests to be included therein, as may be required by applicable laws and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any
           --------- -------
actions pursuant to this Section 5(k) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law; and

          (l) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

          (m) cooperate with each Holder of Registrable Securities covered by the registration statement and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates or notes shall not bear any restrictive legends and shall be in a form eligible for deposit with the transfer agent for the Common Stock; and enable such Registrable Securities to be in such denominations and registered in such names as the managing Underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities;

          (n) take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

     Notwithstanding the provisions of this Section 5, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of any registration statement under Sections 2 or 3 if (A) the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing, acquisition, or other material business plans of the Company (including a proposed primary offering by the Company of its own securities) or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the business, properties, operations or financial results of the Company; provided, however, that the
                                                --------- -------
Company shall not be required to disclose to the Holders requesting registration any such transaction, plan or non-public information or (B) at any time prior to the effectiveness of any Demand Registration or Piggy-back Registration the Company determines that it is unable to comply with the provisions of Article 3 or Article 11 of Regulation S-X under the Securities Act, to the extent then applicable to the Company. If the Company postpones the filing of a registration statement pursuant hereto, it shall promptly notify in writing the Holders of Registrable Securities requesting such registration when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of the registration statement as requested. If the Company shall postpone the filing of a registration statement pursuant hereto, then the Holders of Registrable Securities demanding such registration shall have the right to withdraw their request for registration by giving written notice to the Company at any time within five days after the date the Company notifies such Holders of Registrable Securities of its willingness to proceed with the filing of the registration statement and, if such registration was to be made pursuant to a Demand Registration, upon such withdrawal the withdrawn demand will not count as a Demand Registration.

     The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Holder requesting registration of Registrable Securities pursuant to Sections 2 or 3 of this Agreement shall cooperate with the Company and, if applicable, the Underwriter or Underwriters in providing such information and executing and delivering such documents as the Company or the Underwriter or Underwriters reasonably shall request in connection with any such registration, and the Company shall not be obligated to include in any such registration any Registrable Securities of any Holder who does not comply with this paragraph.

     Each Holder of Registrable Securities covered by a registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 5(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection 5(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to subsection 5(f) hereof to the date when the Company shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of subsection 5(f) hereof.

     6.   Registration Expenses.
          ---------------------

          In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses (including expenses of printing certificates for Registrable Securities); (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) any fees and expenses incurred in connection with the listing of the Registrable Securities on the national securities exchange or automated quotation system on which the Common Stock is listed; (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to subsection 5(i) hereof); (vii) the reasonable fees and expenses of any special experts or other persons retained by the Company in connection with such registration; (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders incurred in connection with any registration hereunder, and (ix) messenger, delivery and telephone expenses related to any registration contemplated hereunder. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of any Holder (or the agents who manage his accounts), which amounts shall be the responsibility of the selling Holder or Holders.

     7.   Indemnification; Contribution.
          -----------------------------

          (a)  Indemnification by the Company. The Company agrees to indemnify
               ------------------------------
and hold harmless each Holder of Registrable Securities and, if applicable, its directors and officers and each person who controls such Holder within the meaning of either Sections 15 of the Securities Act or Section 20 of the Exchange Act, covered by a registration statement filed pursuant to this Agreement from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal and other costs of investigation and defense) (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of, or are based upon, any untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein; provided, however, that with respect
                                           --------- -------
to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such Losses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Losses at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act on substantially the same basis as the indemnification of Holders provided in this subsection 7(a).

          (b)  Indemnification by Holders. Each Holder agrees to indemnify and
               --------------------------
hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act (other than the Holder), covered by a registration statement filed pursuant to this Agreement from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder's behalf, in such Holder's capacity as a Holder and not in his capacity as a director or officer of the Company, if applicable, expressly for use therein provided, however, that with respect to any untrue statement or
            --------- -------
omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such losses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Losses at or prior to the written confirmation of the sale of the Common Stock concerned to such person if it is determined that it was the responsibility of the Company or any other person or entity (other than the Holder) to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses. Each Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors, and each person who controls such underwriters within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act on substantially the same basis as the indemnification of the Company provided in this subsection 7(b).

          (c)  Conduct of Indemnification Proceedings. If any action or
               --------------------------------------
proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or
(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to promptly assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party that there may be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party and that the Indemnifying Party is not able to assert on behalf of or in the name of the Indemnified Party (in which case of either (iii) or (iv), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party); it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d)  Contribution. If the indemnification provided for in this Section
               ------------
7 is unavailable to the Indemnified Parties in respect of any Losses (other than by reason of exceptions provided in subsection 7(a) or 7(b)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein), on the other hand, with respect to the statements or omissions which resulted in such Losses, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein), on the other hand, from the offering of the securities covered by such registration statement. The relative fault of the Company on the one hand and of Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein) on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the total proceeds (net of underwriting discounts and commissions but before deducting expenses) received by the Holders (together with any other selling stockholders that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein).

     The Company and each Holder agree that it would not be just and equitable if Contribution pursuant to this subsection 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding subsection. Notwithstanding the provisions of this subsection 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  Survival. The indemnity arid contribution agreements contained in
               --------
this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

     8.   Participation in Underwritten Registrations.
          -------------------------------------------

     No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell his securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     9.   Rule 144.
          --------

     The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder, and it will take such further action that any Holder may reasonably request to enable such Holder to sell Registrable Securities, from time to time, without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     10.  Miscellaneous.
          -------------

          (a)  Remedies. In addition to being entitled to exercise all rights
               --------
provided herein and granted by law, including recovery of damages, each Holder will be entitled to specific performance of his rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  Term. The term of this Agreement shall terminate on the earlier
               ----
to occur of (i) the tenth anniversary of the date hereof or (ii) the first date on which there are no longer any Registrable Securities (the "Term").

          (c)  No Inconsistent Agreements. The Company will not on or after the
               --------------------------
date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities which grants any existing registration rights to any other person or entity.

          (d)  Amendments and Waivers. The provisions of this Agreement may not
               ----------------------
be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders.

          (e)  Notices. All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to Alonzo, at the most current address given to the Company in accordance with the provisions of this subsection, which address initially is:

                     Martin V. Alonzo
                     Chase Brass Industries, Inc.
                     300 Park Avenue
                     17th Floor
                     New York, New York 10022
                     Telecopier:  (212) 572-6402

               (ii) if to CVC, at the most current address given to the Company and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section, which address initially is:

                     Citicorp Venture Capital Ltd.
                     399 Park Avenue
                     14th Floor, Zone 4
                     New York, NY 10043
                     Attention:  Thomas F. McWilliams
                     Telecopier:  (212) 888-2940

               (iii) if to the Company, at its most current address and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section, which address initially is:

                     Chase Brass Industries, Inc.
                     State Route 15
                     Montpelier, Ohio, 43543
                     Attention:  Frederick L. Deichert
                     Telecopier:  (419) 485-8150

               (iv) if to any other Holder, at such address set forth on the Addendum to this Agreement executed and delivered by such Holder pursuant to
Section 10(f) hereof or at such other address as may be designated from time to time by notice given in accordance with the provisions of this section.

          (f)  Successors and Assigns. The Company shall not assign its rights
               ----------------------
or obligations hereunder without the prior written consent of the Holders. Alonzo and CVC may assign their respective rights and obligations hereunder to persons to whom they transfer or otherwise assign Registrable Securities; provided, however, that the Registrable Securities assigned to any person by CVC
--------- -------
must represent five percent or more of the Company's outstanding Common Stock at the time of any such transfer or assignment, and the Registrable Securities assigned to any person by Alonzo must represent two percent or more of the Company's outstanding Common Stock at the time of any such transfer or assignment. In the event of any such assignment, such assignees shall be entitled to the rights of the assignor only to the extent such rights expressly are assigned to such assignor. Any assignment of rights under this Agreement in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and each Holder; provided, however, that any assignee
                                           --------- -------
or transferee of Registrable Securities that is deemed a Holder under this Agreement shall be entitled to the rights and benefits afforded such person by this Agreement only upon such person's execution and delivery of an addendum to this Agreement, in form and substance acceptable to the Company, agreeing to be bound by the duties and obligations of a Holder under this Agreement.

          (g)  Counterparts. This Agreement may be executed in a number of
               ------------
identical Counterparts and it shall not be necessary for the Company and each Holder to execute each of such Counterparts, but when both have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

          (h)  Headings. The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

          (j)  Severability. If any provision of this Agreement is held to be
               ------------
illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

          (k)  Entire Agreement. This Agreement is intended by the Company and
               ----------------
the Holders as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to such subject matter.

          (l)  Third Party Beneficiaries. Subject to the terms of subsection
               -------------------------
10(f) hereof, this Agreement is intended for the benefit of the Company and the Holders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

          (m)  Attorneys' Fees. In any proceeding brought to enforce any
               ---------------
provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                              CHASE BRASS INDUSTRIES, INC.



                              By:  /s/ Martin V. Alonzo
                                 ----------------------------------
                                 Martin V. Alonzo,
                                 Chairman of the Board and Chief Executive
                                 Officer


                              CITICORP VENTURE CAPITAL LTD.



                              By:  /s/ Thomas F. McWilliams
                                 ----------------------------------
                                 Thomas F. McWilliams
                                 Managing Director


                                   /s/ Martin V. Alonzo
                              -------------------------------------
                              Martin V. Alonzo